大信梁學濂(香港)會計師事務所

PKF
Accountants &
business advisers

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137747 on Form S-8 of China BAK Battery, Inc. (the "Company") of our report dated December 14, 2007, relating to the financial statements and the effectiveness of management's assessment on and the Company's internal control over financial reporting, which appears in this Form 10-K.

PKF
Certified Public Accountants
Hong Kong, China
December 14, 2007

Tel 852 2806 3822 | Fax 852 2806 3712
E-mail info@pkf-hk.com | www.pkf-hk.com
PKF | 26/F, Citicorp Centre | 18 Whitfield Road | Causeway Bay | Hong Kong
香港銅鑼灣威菲路道十八號萬國寶通中心廿六樓

梁學濂會計師事務所